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                                                                     Exhibit 8.1



                              SULLIVAN & CROMWELL
                                125 Broad Street
                            New York, New York 10004
                                 (212) 558-4000



                                                               December 19, 2000


UBS AG
   Bahnhofstrasse 45,
      CH-8098 Zurich,
         Switzerland.

UBS Americas Inc.,
   677 Washington Boulevard,
      Stamford, Connecticut, 06901.



Ladies and Gentlemen:

     We have acted as your counsel in connection with the registration under the Securities Act of 1933 (the "Act") of certain debt securities of UBS Americas, Inc. (the "Company") set forth on Annex A. We hereby confirm to you that our opinion is as set forth under the caption "Certain United States Federal Income Tax Considerations" in the prospectus dated December 19, 2000 (the "Prospectus"),
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included in the related Registration Statement on Form F-1 filed by the Company with the Securities and Exchange Commission (the "Registration Statement").
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Certain United States Federal Income Tax Considerations" the Prospectus. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.


                                        Very truly yours,




                                        /s/ Sullivan & Cromwell
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                                    Annex A


$150,000,000 of 9 1/4% Notes Due 2001
$100,000,000 of 7 7/8% Notes Due 2003
$200,000,000 of 6 1/2% Notes Due 2005
$100,000,000 of 6 3/4% Notes Due 2006
$200,000,000 of 7 5/8% Notes Due 2014
$125,000,000 of 8 7/8% Notes Due 2005
$125,000,000 of 8 1/4% Notes Due 2002
$150,000,000 of 7 5/8% Notes Due 2008
$250,000,000 of 6.55% Notes Due 2008
$340,000,000 of 6.45% Notes Due 2003
$525,000,000 of 6 3/8% Notes Due 2004
$275,000,000 of 7 5/8% Notes Due 2009
$175,000,000 of 7 3/4% Subordinated Notes Due 2002
Medium-Term Senior Notes, Series C
Medium-Term Subordinated Notes, Series D